EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (No 333-24985 and No. 333-201400) on Form S-8 of Golden Enterprises, Inc. of our report dated August 4, 2016 relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K/A of Golden Enterprises, Inc. as of and for the year ended June 3, 2016.

/s/ Carr, Riggs & Ingram, LLC

Birmingham, Alabama

August 18, 2016